Exhibit 99.1

      Service Corporation International Announces Settlement of Securities
                                   Litigation

    HOUSTON, April 20 /PRNewswire-FirstCall/ -- Service Corporation International (NYSE: SRV), the world's largest funeral and cemetery company, announced today that it had entered into a memorandum of understanding to settle the securities class action lawsuit pending against the Company and certain of its current and former officers since January 1999.
    The terms of the proposed settlement call for the Company to make payments into an escrow account totaling approximately $65 million in settlement of these claims. The Company and its insurance carriers have also entered into an agreement providing for the payment of $30 million towards this settlement by the Company's insurance carriers, which would result in net payments by the Company of approximately $35 million.
    As a result of this proposed settlement, we will recognize litigation related expenses, net of amounts funded into escrow by our insurance carriers, of approximately $35 million on a pretax basis in the first quarter of 2004. The proposed settlement is subject to court approval following notice to members of the class, an opportunity for class members to object or opt out of the proposed settlement and other conditions.

    Commenting on the announcement, Robert L. Waltrip, Chairman and CEO, said:
    "I am pleased that we have reached an agreement providing a resolution of this matter that has been outstanding for more than five years. Although we continue to deny the allegations in this litigation, we believe that the decision to settle this class action promotes our stockholders' best interests by allowing us to refocus our efforts and management time from historical issues to future opportunities."

    Cautionary Statement on Forward-Looking Statements
    The statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements have been made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate," or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, of us. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, the possibility of not being able to consummate this settlement agreement upon the terms described in this press release.
    For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings, including our 2003 Annual Report on Form 10-K. A copy of this document as well as other SEC filings can be found on our website at www.sci-corp.com . We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.
    Service Corporation International headquartered in Houston, Texas is the world's largest funeral and cemetery company. We have an extensive network of providers including 1,239 funeral service locations, 406 cemeteries and 141 crematoria providing funeral and cemetery services in North America as of December 31, 2003. We also own funeral and cemetery businesses in South America, Singapore and Germany. For more information about Service Corporation International, please visit our website at www.sci-corp.com .

     For additional information contact:

     Investors:   Debbie Young - Director of Investor Relations
                  (713) 525-9088

     Media:       Terry Hemeyer - Managing Director / Corporate Communications
                  (713) 525-5497

SOURCE  Service Corporation International
    -0-                             04/20/2004
    /CONTACT: investors, Debbie Young, Director of Investor Relations, +1-713-525-9088, or media, Terry Hemeyer, Managing Director-Corporate Communications, +1-713-525-5497, both of Service Corporation International/
    /Web site:  http://www.sci-corp.com /
    (SRV)

CO:  Service Corporation International
ST:  Texas
IN:
SU:  LAW